Exhibit 10.35
December 31, 2024
CHUBB INA HOLDINGS LLC

AMENDMENT TO THE CHUBB US SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
Sections 2.1 and 3.1 of the SERP are amended and restated as follows:
2.1    Participation. Subject to the terms and conditions of the Plan, each Eligible Employee of an Employer shall become a “Participant” in the Plan for purposes of Supplemental Basic Plan Benefits on the first day on which all of the following conditions are satisfied:
(a)    he: (i) is a participant in the Chubb US 401(k) Plan and, as of September 2, 2019, was a participant in the Chubb US Basic Retirement Plan; or (ii) is a participant in the Chubb Puerto Rico Retirement Savings Plan and, as of September 2, 2019, was a participant in the Chubb Puerto Rico Basic Retirement Plan;
(b)    [RESERVED]; and
(c)    his benefits under Supplement D to the Chubb US 401(k) Plan are limited by either or both of sections 415 and 401(a)(17) of the Code, or his benefits under Supplement C to the Chubb Puerto Rico Retirement Savings Plan are limited by either or both of sections 1081.01(a)(11) or 1081.01(a)(12) of the PR Code.
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3.1    Participation. Subject to the terms and conditions of the Plan, each Eligible Employee of an Employer shall become a “Participant” in the Plan for purposes of Supplemental Savings Plan Benefits on the first day on which all of the following conditions are satisfied:
(a)    he is a participant in the Chubb US 401(k) Plan or a participant in the Chubb Puerto Rico Retirement Savings Plan;
(b)    his Eligible Compensation (as defined in the Chubb US 401(k) Plan or the Chubb Puerto Rico Retirement Savings Plan, as applicable) as of December 31 of the year prior to the Plan Year equals or exceeds ten (10) times the limit on elective deferrals under Section 402(g) of the Code (or 1081.01(d) of the PR Code, as applicable) for the Plan Year; and
(c)    his benefits under either the Chubb US 401(k) Plan or the Chubb Puerto Rico Retirement Savings Plan are limited by any or all of sections 415,

Exhibit 10.35
401(a)(17), 402(g), 401(k) or 401(m) of the Code (or sections 1081.01(a)(11), 1081.01(a)(12), or 1081.01(d) of the PR Code, as applicable).
A Participant’s “Supplemental Savings Plan Benefit” consists of the amounts credited to his accounts, if any, pursuant to subsections 3.2 through 3.4. The Committee shall require that the Participant elect in the Plan Year (by December 31 of the year prior to the Plan Year or otherwise as permitted by Code section 409A and approved by the Committee) the maximum deferral percentage permitted under the Chubb US 401(k) Plan or the Chubb Puerto Rico Retirement Savings Plan, as applicable, in order to receive a Supplemental Savings Plan Benefit for the Plan Year under this Plan, and shall establish such other administrative procedures as are necessary to comply with such regulations.
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AMENDMENT TO THE CHUBB US DEFERRED COMPENSATION PLAN
Plan Section 1, Definitions, Eligible Employee, of the DCP is amended and restated as follows:
“Eligible Employee” means either (1) an Employee whose Eligible Income exceeded the limitation used in the definition of “highly compensated employee” under Section 414(q)(1)(B) of the Code during the year prior to the applicable Plan Year or (2) an Employee who was a Participant in the Plan on or before January 1, 2025. Any determination of the Committee regarding whether an Employee is an Eligible Employee shall be final and binding for all Plan purposes.

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